                                                  EXHIBIT F

           MEMBERS OF FIRST SOUTHERN INVESTMENTS, L.L.C.


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                                                                    PRESENT PRINCIPAL
                                                                     OCCUPATION  OR
        NAME                       BUSINESS ADDRESS                    EMPLOYMENT
John Ball                        P. O. Box 628                    CEO & Director, First Southern
                                 27 Public Square                 National Bank of Garrard County
                                 Lancaster, KY  40444             (Bank)

Kathy Ball                       3050 Rio Dosa Drive              Registered Nurse, Charter Ridge
                                 Lexington, KY  40509             Behavioral Health System (Health
                                                                  Care Facility)

William R. Clark                 P. O. Box 628                    Senior Vice President, First
                                 27 Public Square                 Southern National Bank of
                                 Lancaster, KY  40444             Garrard County (Bank)

McKinley Dailey                  P. O. Box 628                    Loan Officer, First Southern
                                 27 Public Square                 National Bank of Garrard County
                                 Lancaster, KY  40444             (Bank)

Kim Dailey                       937 Moberly Road                 Teacher, Mercer County High
                                 Harrodsburg,  KY  40330          School (Public School)

Tommy J. Davis                   P. O. Box 27                     Vice President,  First Southern
                                 Main Street                      National Bank (Bank)
                                 Hustonville, KY  40437

Joseph E. Hafley                 P. O. Box 328                    Chief Lending Officer, First
                                 99 Lancaster Street              Southern Bancorp, Inc. (Bank
                                 Stanford, KY  40484              Holding Company)

J. Paul Long, Jr.                P. O. Box 295                    CEO, First Southern National
                                 102 West Main Street             Bank (Bank)
                                 Stanford, KY  40484

Jill Martin                      P. O. Box 328                    Secretary,  First Southern
                                 99 Lancaster Street              Bancorp, Inc. (Bank Holding
                                 Stanford, KY  40484              Company)

G. Louis Mason II                P. O. Box 328                    Technology Manager,  First
                                 99 Lancaster Street              Southern Bancorp, Inc. (Bank
                                 Stanford, KY  40484              Holding Company)

Scott Morris                     P. O. Box 328                    Accountant,  First Southern
                                 99 Lancaster Street              Bancorp, Inc. (Bank Holding
                                 Stanford, KY  40484              Company)

James P. Rousey                  P. O. Box 430                    CEO & Director, First Southern
                                 204 Fairfield Drive              National Bank of the Bluegrass
                                 Nicholasville, KY  40356         (Bank)

James M. Schrader                3060 Harrodsburg Road            CEO,  First Southern National
                                 Lexington, KY  40503             Bank of the Bluegrass  -
                                                                  Lexington Office (Bank)

John R. Swaim                    P. O. Box 430                    CEO,  First Southern National
                                 204 Fairfield Drive              Bank of the Bluegrass  -
                                 Nicholasville, KY  40356         Nicholasville Office (Bank)

Becky Taylor                     3060 Harrodsburg Road            Vice President, First Southern
                                 Lexington, KY  40503             National Bank of the Bluegrass
                                                                  (Bank)

Becky Taylor Custodian for Matt  3060 Harrodsburg Road            Vice President, First Southern
Taylor                           Lexington, KY  40503             National Bank of the Bluegrass
                                                                  (Bank)

Everett H. Taylor                1490 New Circle Road, NE         Asst. Volvo Service Manager,
                                 Lexington, KY  40509             Quantrell Cadillac (Car
                                                                  Dealership)

Michael Taylor                   P. O. Box 328                    Controller,  First Southern
                                 99 Lancaster Street              Bancorp, Inc. (Bank Holding
                                 Stanford, KY  40484              Company)

Margaret Taylor                  80 Lakeview Road                 Homemaker
                                 Stanford, KY  40484

Robert M. Turok                  3060 Harrodsburg Road            Executive Vice President, First
                                 Lexington, KY  40503             Southern National Bank of the
                                                                  Bluegrass  (Bank)

Dennis Vaught                    P. O. Box 69                     Senior Vice President,
                                 Main Street                      First Southern National Bank of
                                 Paint Lick, KY  40461            Garrard County (Bank)

Barbara Young                    P. O. Box 295                    Executive Vice President, First
                                 102 West Main Street             Southern National Bank  (Bank)
                                 Stanford, KY  40484
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